Exhibit 99.2

Contact Information
Jack E. Stover	CEO and President	(610) 458-6200
Lawrence M. Christian	CFO and Vice President - Finance	(610) 458-6200
Ira Weingarten/Steve Chizzik	Equity Communications	(805) 897-1880

ANTARES PHARMA APPOINTS JACK E. STOVER AS CHIEF EXECUTIVE

OFFICER (CEO), PRESIDENT AND DIRECTOR

Stover Brings More Than 15 Years of Relevant Industry Experience

Exton, Pennsylvania – August 17, 2004 – Antares Pharma, Inc. (OTCBB: ANTR), an evolving specialty pharmaceutical company with headquarters in Exton, Pennsylvania, today announced the appointment of former President and COO, Jack E. Stover, to the additional roles of Chief Executive Officer and Director. Concurrently, Roger G. Harrison, Ph.D., has resigned effective September 1, 2004, as both Chief Executive Officer and Director to spend more time on personal and other business interests; however, he will remain as a consultant to the Company.

Prior to joining Antares Pharma, Mr. Stover was Executive Vice President and CFO of Sicor, Inc., a public injectable pharmaceuticals company that was sold to Teva Pharmaceutical Industries Ltd. for approximately $3.4 billion. Prior to his time at Sicor, Mr. Stover held various senior management and operating roles with both proprietary pharmaceutical and global medical device companies and earlier was a partner with PricewaterhouseCoopers (formerly Coopers & Lybrand), where he headed their life sciences industry practice in New Jersey.

Commenting on his new responsibilities, Mr. Stover said, “I am excited about the opportunity to utilize my skills in the generics, branded and medical device industries in leading Antares Pharma as it transitions to a market-oriented specialty pharmaceutical company. I believe the depth of Antares Pharma’s technology and its commercial development to date, as well as the partnering relationships established under the leadership of Dr. Harrison, position the Company to uniquely take advantage of expanding market opportunities and become a leader in this sector.”

Dr. Jacques Gonella, Chairman of Antares Pharma, said, “We are grateful for the outstanding effort and personal commitment that Dr. Harrison has made to the Company and wish him well in his future endeavors. We are very confident that Mr. Stover’s prior experience will provide the guidance and leadership the Company needs as it continues its rapid evolution as a specialty pharma business.”

About Antares Pharma

Antares Pharma is an emerging specialty pharmaceutical company leveraging its experience in drug delivery systems to enhance product performance of established and developing drugs. The Company’s current technology platforms include transdermal (Advanced Transdermal Delivery ATD™) gels, disposable mini-needle injection systems (Vibex™), reusable needle-free injection systems (VISION® and Valeo™), and fast-melt oral (Easy Tec™) tablets. The Company currently has active partnering programs with several pharmaceutical and distribution companies for a number of indications and applications, including diabetes, growth disorders, obesity, female sexual dysfunction and other hormone therapy.

Antares Pharma currently distributes its needle-free injector systems in more than 20 countries and markets the same technology for use with human growth hormone through licensees in most major regions of the world. Licensees also market an ibuprofen gel using Antares Pharma’s ATD™ technology in several major European countries. In addition, Antares Pharma is undertaking development or is conducting research on several product opportunities that will form the basis of its specialty pharma program. Antares Pharma’s corporate headquarters is in Exton, Pennsylvania, with subsidiaries performing research, development, manufacturing and product commercialization activities in Minneapolis, Minnesota and Basel, Switzerland.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially and which are identified from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission. Antares Pharma claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For more information, visit Antares Pharma’s web site at www.antarespharma.com. Information included on the Company’s website is not incorporated herein by reference or otherwise.